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                                                                      EXHIBIT 15


June 29, 2004
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:


We are aware that our report dated May 7, 2004 on our review of interim financial information of The Cleveland Electric Illuminating Company for the three month periods ended March 31, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 is incorporated by reference in Pre-Effective Amendment No. 1 to its Registration Statement dated June 29, 2004.


Very truly yours,

/s/ PricewaterhouseCoopers LLP